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Exhibit 21.1

Wareforce.com, Inc. List of Subsidiaries
--------------------------------------------------------------------------------
Name under which business
conducted if different        Name of Subsidiary            Jurisdiction
-------------------------     ----------------------        ------------
                              Wareforce Incorporated        California
                              uMember.com, Inc.             California
                              C.Y. Investment, Inc.         California